2023

CalETHOS

CLEAN DIGITAL FOOTPRINT DATA CENTERS



IMPERIAL COUNTY CA DATA CENTER OPPORTUNITY

DISCLAIMER

This Company Presentation ("Presentation") has been prepared by CalEthos, Inc. (an SEC reporting and OTC Markets publicly traded Nevada corporation) as a Proprietary and Confidential document regarding the Company and its planned business operations. This document may not be distributed without authorization by the Company. It should not be considered as an offer or invitation to subscribe for or purchase any securities in the Company or as an inducement to make an offer or invitation with respect to any securities. No agreement to subscribe for securities will be entered into on the basis of this presentation or any information, opinions or conclusions expressed within this document.

This Presentation is not a prospectus or other offering document under U.S. or any other countries' securities' law. It has been prepared for informational purposes only and contains general information that does not take into account the investment objectives, financial situation or particular needs of any individual investor or entity. It is not investment advice and any prospective investor in the Company should obtain their own independent advice from qualified financial advisors regarding their individual objectives, financial situation and needs.

This Presentation and the information, opinions or conclusions expressed herein, contains forecasts and forward-looking information. Such statements are based on a number of estimates and assumptions that, while considered reasonable by the Company at this time, are subject to significant business, economic, government, regulatory and competitive uncertainties.

The forecasts, projections and information are not a guarantee of future performance or expected results of the Company and involve unknown risks and uncertainties. Actual results and developments will almost certainly differ materially from those expected by the Company (either expressed or implied in this Presentation).

There are a number of risks, specific to the Company of a general nature, which may affect the future operating and financial performance of the Company and the value of an investment in the Company, including but not limited to economic conditions, market fluctuations and the availability of capital or financing in the future to enable the Company to carry out its planned business activities and objectives. The forward-looking information contained in this Presentation is as of the date hereof and the Company does not expect to update the forward-looking information contained in this document.

This Presentation speaks as of November 1, 2023. Neither the delivery of this Presentation nor any further discussions by the Company or its representatives with any of the recipients shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since such date. The Company does not intend and does not assume any obligation to update or correct any information included in this document.


CalEthos

OPPORTUNITY

On the edge of the Southern California desert in Imperial County sits an abundance of land, clean energy from local geothermal and solar power plants and access to robust national long-haul and dark fiber networks.

CalEthos is utilizing these resources to build a large-scale, data center campus to serve the growing AI, Cloud and HPC computing needs of the ever-expanding digital world.

To implement its plan, CalEthos has the three main ingredients needed for its data center campus – land, clean energy and network connectivity. To this end, CalEthos has contracted to purchase 80 acres of land surrounded by geothermal power plants, hired HDR Engineering, Inc. to develop a shovel-ready data center site development plan, hired ZGlobal to engineer an efficient, cost-effective grid connectivity plan to get clean geothermal and solar energy delivered through the local electricity grid, and hired American Dark Fiber to engineer two diverse paths for accessing close-by long-haul and dark fiber communication networks.

CalEthos is preparing to build 300 megawatts (MW) of IT critical power for wholesale co-location facilities of approximately 1,000,000 sf. for hyper-scale tenants on the 80-acre site and develop additional acreage as wholesale co-location, build-to-suit, and co-development opportunities arise.

Today there is approximately 500 MW of clean energy being produced in the area available to the utility grid. The collective local geothermal producers are expanding to 1.5 gigawatts (GW) of power, with the potential to go to 3GW and the local electricity utility (IID) expects to add an additional 3GW of solar production to the current Imperial County 3GW solar portfolio over the next 5-years.

80+% of the electricity produced is currently transmitted out of the county to the Palm Springs, Los Angeles, San Diego and Phoenix energy markets. Imperial Valley Economic Development Corp and county officials want to keep and use it locally to limit large transmission losses and stimulate economic growth. CalEthos' data center operation will be the first large-scale industrial user of abundant locally produced clean energy.


CalETHOS
HDR

LOCATION
OVERVIEW

CalEthos' Data Center Campus site is in center of the main Southwest U.S. markets at the southeast corner of the Salton Sea, in Imperial County California.

CalEthos' 80-acre Imperial County data center site is in the heart of one of California's largest and oldest geothermal fields and surrounded by geothermal and solar power plants.

The area has recently been coined "Lithium Valley" due to the high concentrations of lithium in the brine that is extracted to power the local geothermal power plants. In the near future, the geothermal power producers are planning to add lithium recovery and processing to their operations and one is planning to vertically integrate all the way through to producing lithium batteries for EVs.

Phoenix to the east, San Diego and Los Angeles to the west, Las Vegas to the north and Mexico to the south.



LAS VEGAS
BOULDER CITY
GRAND CANYON VILLAGE
KINGMAN
BARSTOW
NEEDLES
LANCASTER
VICTORVILLE
PRESCOTT
ARIZONA
208 Miles - 5ms Latency
LOS ANGELES
SAN BERNARDINO
PALM SPRINGS
LONG BEACH
198 Miles - 3.5ms Latency
PHOENIX
205 Miles - 4ms Latency
SALTON SEA
SITE
OCEANSIDE
132 Miles - 3.25ms Latency
IMPERIAL VALLEY
GILA BEND
EL CENTRO
SAN DIEGO
YUMA
MEXICALI
TIJUANA

CalEthos

HDR

LOCATION
PLANNED LITHIUM VALLEY


LITHIUM VALLEY REZONE AREA
CalEthos Data Center Campus Area

Projected to produce 3,000 Megawatts of Clean Energy and enough lithium to meet all of the United States and 40% of the world's projected future EV battery demand.

The U.S. government considers lithium to be one of 35 critical minerals vital to the nation's security and economic prosperity.

The California government is committed to building out a world-class battery manufacturing ecosystem in tandem with lithium production and processing.

The State recommends accelerating transmission planning, improving permitting, and securing funding for infrastructure investments and economic development incentives to support industry growth and job training.

CalEthos

HDR

LOCATION
DETAILED

- Planned Geothermal Power Plant
- Future CalEthos Development Areas
- Current CalEthos M2-Zoned Site
- Geothermal Power Plants


80
ACRES
CONFIDENTIAL - Property of CalEthos

CalEthos' 80-acre Data Center Campus site and targeted development area, are in the heart of Lithium Valley.

CalEthos is developing its 80-acre M2-Zoned* property to support up to 300MWs of data center.

* M2-Zoned – zoned for commercial/industrial use. Data center is an approved use. This is the only build-able M2 zoned acreage in the immediate area, all other acreage is zoned A2 for agricultural use and requires an approval process to get a conditional use permit if used for any other purpose.

CalEthos

HDR

SITE BENEFITS
ABUNDANT CLEAN ENERGY

Surrounding CalEthos' development area is an established electrical grid of 92kV and 230kV transmission lines connected to nearby geothermal power plants and solar farms.

Additional transmission is being developed to support expansion of existing plants and new builds over the next 3-5 years.

Imperial Irrigation District (IID) controls both water and electricity distribution in the county and offers some of the lowest utility rates in California.

CalEthos is surrounded by power plants and high-voltage transmission lines. A new 230kV line is being developed, running north/south, less than 1 mile from CalEthos' development area, which will deliver up to 800MW to the site.

CalEthos is negotiating power purchase agreements for up to 500MW of certified clean energy that will be delivered directly from close by geothermal and solar power producers. CalEthos plans to build a 230kV Substation on the 80-acre site that can support up to 500MW of total site power.

- CalEthos Data Center Area
- Existing Geothermal Power Plants
- Planned Geothermal Power Plants
- Solar Farms
- Gas - Peaker
- IID Power Lines

CalEthos


HDR

SITE BENEFITS
DIVERSE NETWORKS

Positioned at the confluence of numerous critical long-haul fiber networks, CalEthos' site provides unparalleled connectivity through multiple geographically diverse paths leading to major network hubs. The key Tier 1 Internet Service Providers have a significant presence along these routes.

Notably, these pathways form the backbone of the world's leading cloud service providers.


Hayfield
Salton Sea
Bombay Beach
Slab City
SITE
Elmore Desert Ranch
Westmorland
Wiest
Moss
Sandia
Fuller
Imperial
Holtville



State-of-the-art On-Site Connectivity

CalEthos has engineered and designed approx **21.5** miles of diverse fiber optic conduit paths to long-haul and dark-fiber networks.

CalEthos data centers will connect to various networks through established network access points and splice points that allow all carriers to connect to customers in its data center complex.

Ultra-Low Latency to Key Markets

CalEthos' Data Center Campus will serve as a hub for its customers' bandwidth-intensive and latency-sensitive applications.

CalEthos' strategic location allows its customers incredibly low one-way fiber network latency:

- 3.25ms to San Diego
- 3.5ms to Los Angeles
- 4ms to Phoenix
- 5ms to Las Vegas

CALETHOS IMPERIAL DATA CENTER CAMPUS


STORMWATER RETENTION AREA
OFFICE/ SUPPORT
INDOOR YARD
OUTDOOR YARD
FUTURE POWER SUPPLY
SUBSTATION



DATA CENTER DETAIL	HYPER-SCALE DC	TOTAL SITE
Criteria	*Value per Building*	*All Buildings*
Total IT Power (MW)	60	300
Projected PUE	1.4	1.4
Total Facility Power (MW)	84	420
Rack Density (kW/Rack)	20	20
Racks per Data Hall	520	N/A
Data Halls per Building	6	30
Total Racks	3120	15600
Square Feet per Data Hall	14400	N/A
Total Data Hall Square Feet	86400	432000
Data Center Building Square Feet (Gross)	200000	1000000
Office Square Feet	30000	150000
Back of House Square Feet	20000	100000
Primary circulation/support Square Feet	15000	75000
MEP Support (Internal) Square Feet	44000	220000

SEISMIC CONSIDERATIONS

CalEthos' site is located in Southern California, a seismically active region with known active faults deep beneath the ground. Within California, there are a wide range of seismic levels ranging from low to high depending on proximity to active faults and ground conditions. CalEthos' site is compared to other California cities that have existing built data centers to demonstrate the seismicity level in relative terms for comparison.

While Imperial County is a known seismic region, CalEthos' Data Center can be designed and constructed to be operational following a seismic event. California has numerous essential facilities across the state that are designed to remain operational following a seismic event. Design of these structures are achieved through the use of the California Building Code.

The graph below demonstrates the acceleration rates of the CalEthos Imperial County site compared to other cities throughout California. We have also noted known data center sites within these city regions to demonstrate a comparison of the CalEthos site compared to other data center facilities in the state.



SDS - Design, 5% damped, spectral response acceleration
Reference ASCE 07-16, Risk Category II, Soil Class D-Assumed
Seismic Comparison to Other Areas
San Francisco, CA
1.20
11 DATA CENTERS
Imperial County, CA
1.20
CalEthos SITE
San Jose, CA
1.20
55 DATA CENTERS
El Centro, CA
1.30
0 DATA CENTERS
Los Angeles, CA
1.58
42 DATA CENTERS
Fremont, CA
1.70
2 DATA CENTERS

CalEthos

HDR

SITE & DC MASTER PLANNING STRATEGIES

Title Details	NW corner of W Lindsey Rd and Gentry Rd, County of Imperial, California Vail 413 – APN# 020-110-029-000 Calipatria, CA92233.
Site Area	80 acres, 32.37 hectares.
Latitude and Longitude	33.151719, -115.616496.
Zoning	M2G - Medium Industrial - Data Center use permitted.
Flooding	FEMA has this site designated in a Zone A Flood Zone. Imperial County has established requirement for any site with an elevation at or below -220 foot elevation around the Salton Sea as a special flood hazard area requiring all non-residential construction to set the lowest floor level at a minimum of 2 feet above the determined flood elevation. This site's current topography is primarily above that 2-foot requirement and any development will establish finished floor elevations above this elevation.
Site Access & Security	Up to 2 secure entrances from Gentry Road and 1 secure exit to Lindsey Road. Entrance and exits will utilize gates and access control with security buildings located at the entrances. The site will utilize a security fencing system surrounding the entire perimeter with additional fencing segregating on-site infrastructure systems (substation, water treatment, etc.) and independent tenant areas as required.
Building	Exterior envelop to be pre-cast or tilt-up concrete insulated panels. Roofing to be single-ply, TPO, or Modified Bitumen systems. Structural framing to be steel (wide-flange steel, tube steel, channels, and/or metal decking), pre-cast, or mass timber. Foundation to be concrete slab system in conjunction with pilings or other stabilizing systems. Interior partitions to be gypsum board and metal framing and/or CMU. All systems to be evaluated for sustainability and carbon reduction goal.
Mechanical Systems	Fluid-cooled, closed-loop systems to minimize water use or loss utilizing N+1 redundancy on system components. System to be capable to provide close-coupled cooling at IT loads for direct server or chip cooling capabilities. Consideration for higher supply water temperatures to improve efficiency meeting ASHRAE TC9.9 allowable operating ranges (A1 or A2). CRAH or FCU air-distribution at the data halls in an N+1 configuration per gallery. Heat rejection equipment to be rated for extreme dry bulb temperatures of 105 degrees F. (Per ASHRAE extreme temperature rating for the area is at 122 degrees F. Equipment will be derated to allow for proper cooling at this temperature.)
Electrical Systems	Low voltage, redundant electrical distribution broken down into 10 MW (or 8 MW alternatively) blocks per data hall in a concurrently maintainable, 5 to make 4 arrangement (4+1) or "catcher" system arrangement. Distribution to include utility, alternate utility (or on-site power capability), and UPS transitional power capabilities with N+1 redundancy on system components.
Fire Systems	Pre-action sprinkler system zoned across mission critical spaces including data halls and MEP systems support areas as well as other critical use areas in the buildings. Standard sprinkler system in office spaces and other non-critical building areas. Cross zoned smoke detection and VESDA systems in mission critical areas of the building. Fire alarm notification connected to building management system, mass notification/public address system, and/or unit monitoring stations as required.
Communications	Nearby assets include long haul backbone connecting Phoenix and Yuma to Los Angeles and San Diego with multiple carriers.

CalETHOS

HDR

SOCIO-ECONOMICS

The Southern California Association of Governments Regional Council has published a "Profile of Imperial County" (May 2019) that provides local socio-economic data for the County. The 2018 statistical summary from the Profile indicated a low-density population in Imperial County, relatively young, lower income, overwhelmingly Hispanic population (over 80%), Home sales prices are significantly lower than other portions of Southern California.

2018 STATISTICAL SUMMARY

Category	Imperial County	SCAG Region	Imperial County Relative to SCAG Region*
2018 Total Population	*190,624*	*19,145,421*	*[1.0%]*
2018 Population Density (Persons per Square Mile)	*41*	*494*	*-453*
2018 Median Age (Years)	*32.2*	*35.8*	*-3.6*
2018 Hispanic	*83.4%*	*46.5%*	*36.9%*
2018 Non-Hispanic White	*11.3%*	*31.4%*	*-20.1%*
2018 Non-Hispanic Asian	*1.3%*	*12.8%*	*-11.5%*
2018 Non-Hispanic Black	*2.3%*	*6.3%*	*-4.0%*
2018 Non-Hispanic American Indian or Alaska Native	*0.6%*	*0.2%*	*0.4%*
2018 All Other Non-Hispanic	*1.1%*	*2.8%*	*-1.7%*
2018 Number of Households	*50,091*	*6,132,938*	*[0.8%]*
2018 Average Household Size	*3.6*	*3.2*	*0.4*
2018 Median Household Income	*$44,779*	*$64,989*	*-$20,210*
2018 Number of Housing Units	*57,737*	*6,629,879*	*[0.9%]*
2018 Homeownership Rate	*56.4%*	*52.4%*	*4.0%*
2018 Median Existing Home Sales Price	*$218,000*	*$561,000*	*-$343,000*
2017 - 2018 Median Home Sales Price Change	*1.4%*	*6.5%*	*-5.1%*
2018 Drive Alone to Work	*81.4%*	*75.8%*	*5.6%*
2018 Mean Travel Time to Work (minutes)	*20.8*	*30.2*	*-9.4*
2017 Number of Jobs	*76,578*	*8,465,304*	*[0.9%]*
2016 - 2017 Total Jobs Change	*1,845*	*76,197*	*[2.4%]*
2017 Average Salary per Job	*$40,222*	*$60,956*	*-$20,734*
2018 K-12 Public School Student Enrollment	*39,453*	*2,975,283*	*[1.3%]*

Sources: U.S. Census American Community Survey, 2017; Nielsen Co.; California Department of Finance E-5, May 2018; CoreLogic/DataQuick; California Department of Education; and SCAG

* Numbers with [] represent Imperial County's share of SCAG Region. The unbracketed numbers represent the difference between Imperial County and SCAG Region.

Mapped jurisdictional boundaries are as of July 1, 2016 and are for visual purposes only. Report data, however, are updated according to their respective sources.



Public 13.4%
Agriculture 14.6%
Other 1.4%
Construction 3.3%
Manufacturing 3.1%
Leisure 9.0%
Wholesale 3.5%
Retail 15.9%
Education 23.5%
Transportation 4.2%
Information 0.5%
Professional 5.3%
Finance 2.1%

Sources: California Employment Development Department, 2018; InfoGroup; & SCAG



All $40
Agriculture $34
Construction $48
Manufacturing $40
Wholesale $51
Retail $26
Information $46
Finance-Insurance-Real Estate $45
Professional-Management $40
Education-Health $38
Leisure-Hospitality $20
Public Administration $79
Other Services $32
$0 $10 $20 $30 $40 $50 $60 $70 $80 $90

Source: California Employment Development Department, 2017

As of 2018, 64.8% of the City's population in the County have completed at least a High School level of education and 14.3% have completed a Bachelor's Degree or higher.

Hospitality, including hotels, restaurants, and shopping is generally located in or near the primary cities of El Centro (the County seat), Brawley and Calexico.

Recreation in and around the County includes outdoor activities associated with the Senoran/Colorado Desert, Anza-Borrego Desert State Park, Salton Sea, Colorado River, nature preserves and mountain ranges. Imperial Valley is also located adjacent to the popular tourist areas of Palm Springs and San Diego.

Transportation into and around the County is Primarily by roads, with buses as the primary public transport. The Imperial County Airport (Boley Field) is primarily used for general Aviation but, does have a single, commercial passenger airline. The CalEthos site is located 85 miles south of the Palm Springs airport where there are regularly scheduled commercial passenger flights.

Home ownership is over 58% in Imperial County and home costs are roughly 40% of other areas in Southern California.

CALETHOS' TEAM

Michael Campbell
Chairman and CEO

Mr. Campbell has over 40 years of executive management experience. First 20 in the computer industry creating and operating various companies that included a computer retail operation, data-storage peripheral company with joint ventures in Russia, China and Spain, a call-center for telco provisioning and an online broadband ordering and order aggregation service.

Over the past 20 plus years, Mr. Campbell has acted as an advisor to hyper-organic-growth and consolidation strategies in a wide range of industries, and founded companies in the mining, agriculture and crypto industries in Brazil, Europe and Korea.

Joel Stone
President and COO

Mr. Stone has 24 years of broad-based operations, engineering, construction, integration, transformation, and technical leadership in the data center infrastructure, sourcing, and telecommunications industries.

Mr. Stone led the Global Site Sourcing teams for Meta Platforms, served as Senior Vice President and Chief Operating Officer of RagingWire Data Centers (NTT), Vice President of Global Data Center Operations for CenturyLink Communications, Group Operations Director at Global Switch in London, and nine years at Microsoft where he was responsible for all North America data center operations.

Brian Mattson
Executive Advisor

Mr. Mattson has over 40 years of experience leading large-scale Engineering and Construction programs globally in the Semiconductor and Data Center Industries. Mr. Mattson led two global data center organizations for Google; Infrastructure Supply Chain and Global Construction Program Controls, with an approximate $12B annual capital budget.

Prior to Google, Mr. Mattson was VP of Construction for NTT Global Data Centers Americas (RagingWire); led Global Data Center Construction and Infrastructure Supply Chain at Microsoft; lived in China and led Asia Construction for Intel, and then No/So America Construction after his repatriation; and was Chairman/President of Micron Construction.

Timothy Coe
Development and Project Management

Mr. Coe has over 20 years of experience leading Mission Critical Capital Projects.

Mr. Coe was previously responsible for engineering and construction of new data center developments and retrofits at Meta's 17 domestic and international data center sites.

Prior to Meta, Mr. Coe worked in the Upstream Oil & Gas industry leading off-shore engineering, procurement and construction projects for ConocoPhillips and BP.

DEVELOPMENT PARTNERS

Data Center Site Feasibility, Development and Design

CalEthos has contracted HDR to evaluate all aspects of site development and data center design and provide it with multiple power, cooling and facility options to accommodate Hyper-scale and Large Enterprise IT customers. HDR is a leading Mission Critical Data Center engineering, design and development consulting company that provides services to Hyper-scale and leading Data Center Co-location Companies worldwide.

HDR specializes in development of small edge computing to large enterprise facilities to hyper-scale campuses, they help companies of all sizes develop modular, scalable solutions that help them prepare for an unknown future.

HDR's experts have spent their entire careers focused on the design, construction and operation of mission critical facilities. They have successfully designed dozens of mission critical facilities throughout the U.S. and overseas for a variety of public and private clients. They are widely recognized for their ability to design and execute buildings that are highly technical and operate with advanced building systems.

Substation Engineering, Design, Construction, Operation

CalEthos has contracted ZGlobal to assess all available power and transmission routes in its immediate area and develop a plan to access power from close by geothermal and solar producers via Behind-The-Meter, Off-Take and Power Purchase Agreements directly and through agreements with the local grid operator.

ZGlobal is designing and engineering a substation that will handle both 230kV and 92kV feeds from various energy sources that will provide CalEthos with an abundant supply of both primary and back-up electricity to power its generator-less 100% clean-energy, state of the art, data center campus.

The initial substation is planned to handle up to 600MW of energy. ZGlobal will also construct and ultimately manage the substation when it is operational.

ZGlobal provides CalEthos with the expertise and depth of the local grid knowledge to allow CalEthos to proceed through all phases of its electrical substation development, construction and operations for its planned data center campus.

Fiber Network Feasibility, Development and Design

CalEthos has contracted American Dark Fiber (ADF) to develop a robust fiber-based infrastructure which will provide two diverse paths of connectivity to the CalEthos Imperial Data Center Campus.

This will ensure both high network availability and a complete redundant second network connection in case of a major outage. ADF has partnered with HP communications, who are providing engineering support to design and complete permit ready submittal packages for the entirety of both diverse routes.

ADF became a CA-based full facilities CLEC in 2019, who designs, builds, integrates, and operates telecom infrastructure systems, focusing solely on "dark fiber" networks. These networks are deployed in the public Rights of Way, typically for wholesale applications to carriers, data center operators, governments, and other high-bandwidth users.

ADF's management team has 30 years' experience in the industry and has developed nearly 3,000 route miles of fiber in Southern California.

Project Benchmarking from Development through Construction

CalEthos has contracted Linesight to initially provide cost benchmarking of early design concepts, and to assist with desktop pre-qualification of Architect-Engineering Firms and Construction Managers.

As the project progresses into design and construction their scope will increase to include Construction Cost Estimating, Sourcing, Job Cost Management, Change Management, Risk Management, Schedule Reviews, and Construction Invoice Reviews.

Linesight is a global leader in Construction Controls Management and is by far the market leader in the Data Center industry having managed cost, procurement, and controls on greater than 440 Data Centers totaling over $89B in construction value globally.

Berkshire Hathaway acquired Linesight in 2022.